Exhibit 3.2

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF

ASSOCIATION OF

Webus International Limited

微巴国际有限公司

(ADOPTED BY SPECIAL RESOLUTION DATED

16 SEPTEMBER, 2022)

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF

Webus International Limited

微巴国际有限公司

1	The name of the Company is Webus International Limited 微巴国

际有限公司

2	The registered office of the Company shall be situated at the offices of McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106 or at such other place in the Cayman Islands as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member's shares.

5	The share capital of the Company is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

We, the subscribers to this Memorandum of Association, agree to take the number of Shares shown opposite our name.

DATED: 16 September, 2022

Signature and Address of Subscriber	Shares Taken
Micava Co., Ltd Intershore Chambers, Road Town, Tortola British Virgin Islands	2,037,900
Realwood Co., Ltd Intershore Chambers, Road Town, Tortola British Virgin Islands	222,200
Anyu Tech Co., Ltd Intershore Chambers, Road Town, Tortola British Virgin Islands	185,200
Rocaso Co., Ltd Intershore Chambers, Road Town, Tortola British Virgin Islands	185,200
Annan Tech Co., Ltd Intershore Chambers, Road Town, Tortola British Virgin Islands	2,037,000
ZHANG YIQUN RM 2803, 28/F YING HEI HSE YING TUNG EST, TUNG CHUNG NEW TERRITORIES HONG KONG	92,500
LC Multi Strategy SF6 16 COLLYER QUAY #11-02 INCOME AT RAFFLES SINGAPORE (049318)	240,000